EXHIBIT 23.5

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

I consent to the incorporation by reference in the Registration Statement on Form S-3 for Indenet,
Inc. (Common Stock - 1,433,030 shares), of my report dated April 12, 1996 appearing in Form
8-K/A for the event occurring on April 22, 1996 on the financial statements of Starcom
Television Services.


/s/ Jay J. Shapiro, CPA
Date:  May 10, 1996
Jay J. Shapiro, CPA,
A Professional Corporation